Credit Suisse Mid-Cap Growth Fund
Securities Purchases during an Underwriting involving
Credit Suisse Aset Management, LLC subject to Rule 10f-3 under the Investment Company Act of 1940.

For the period ended October 31, 2004


Portfolio:			Credit Suisse Mid-Cap Growth Fund


Security:			Kinetic Concepts, Inc.


Date Purchased:			2/23/2004


Price Per Share:		$28.92


Shares Purchased
by the Portfolio *:		24,600


Total Principal Purchased
by the Portfolio *:		$711,432.00


% of Offering Purchased
by the Portfolio:		.18%


Broker:				Merrill Lynch


Member:				Joint Lead Manager


Portfolio:			Credit Suisse Mid-Cap Growth Fund


Security:			Navteq Corp.


Date Purchased:			8/5/2004


Price Per Share:		$21.38


Shares Purchased
by the Portfolio *:		3,000


Total Principal Purchased
by the Portfolio *:		$64,140.00


% of Offering Purchased
by the Portfolio:		.01%


Broker:				Merrill Lynch


Member:				Joint Lead Manager


Portfolio:			Credit Suisse Mid-Cap Growth Fund


Security:			Navteq Corp.


Date Purchased:			8/5/2004


Price Per Share:		$21.38


Shares Purchased
by the Portfolio *:		27,400


Total Principal Purchased
by the Portfolio *:		$585,812.00


% of Offering Purchased
by the Portfolio:		.07%


Broker:				Merrill Lynch


Member:				Joint Lead Manager